Ex. 99-B.8.68
FORM OF AMENDMENT TO ING PARTNERS, INC.

SHAREHOLDER SERVICING AGREEMENT SERVICE CLASS SHARES

This Amendment is dated as of the 1st day of November, 2004 by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001, as amended (the "Agreement");

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1. By replacing the existing SCHEDULE A with the AMENDED SCHEDULE A attached hereto.

2. All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING PARTNERS, INC.

By:

Name: James M. Hennessy
Title: President

ING LIFE INSURANCE AND ANNUITY COMPANY

By:

Name: Laurie M. Tillinghast
Title: President

AMENDED SCHEDULE A

Service Class shares of the following ING Partners, Inc. portfolios:

ANNUAL RATE

ING Aeltus Enhanced Index Portfolio
ING Alger Aggressive Growth Portfolio
ING Alger Capital Appreciation Portfolio
ING Alger Growth Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity Income Portfolio
ING Fidelity® VIP Growth Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Goldman Sachs® Capital Growth Portfolio
ING Goldman Sachs® Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING MFS Capital Opportunities Portfolio
ING MFS Global Growth Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS U.S. Allocation Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio